UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

(Amendment No. 1)

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2011

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction

of incorporation)

0-22759	71-0556208
(Commission File Number)	(IRS Employer Identification No.)

17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 2, 2011 Bank of the Ozarks, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report that its wholly owned subsidiary, Bank of the Ozarks (the “Bank”), had entered into separate Purchase and Assumption Agreements on April 29, 2011 (individually, the “First Choice Agreement” and the “Park Avenue Agreement”; and collectively, the “Agreements”) with loss share agreements with the Federal Deposit Insurance Corporation (“FDIC”) as Receiver, pursuant to which the Bank acquired substantially all of the assets and assumed all of the deposits and certain liabilities of First Choice Community Bank (“First Choice Community Bank”), headquartered in Dallas, Georgia and The Park Avenue Bank (“Park Avenue Bank”) headquartered in Valdosta, Georgia. The final lists and values of acquired assets and assumed liabilities remain subject to adjustment and revision by the FDIC and the Bank. Once such terms are finalized and agreed to, the acquisitions will be deemed to be effective as of April 29, 2011.

This Current Report on Form 8-K/A (this “Amendment”) amends, updates and supplements the disclosure provided in Item 7.01 of the Original Report. Except as otherwise provided herein, the other disclosures made in the Original Report remain unchanged. The Company anticipates that it will further amend the Original Report and this Amendment at a later date to the extent additional financial information is required by Item 9.01. All financial and other numeric measures of First Choice Community Bank and Park Avenue Bank as described in this Current Report were based upon information as of April 29, 2011 and may be subject to change.

Statements made in this Amendment, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the Company’s expectations concerning its financial condition, operating results, cash flows, liquidity and capital resources. A discussion of risks, uncertainties and other factors that could cause actual results to differ materially from management’s expectations is set forth under the captions “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective April 29, 2011 the Bank purchased substantially all of the assets and assumed substantially all of the deposits and certain other liabilities of First Choice Community Bank from the FDIC, as receiver for First Choice Community Bank (the “First Choice Acquisition”), pursuant to the terms of the First Choice Agreement entered into by the Bank and the FDIC on April 29, 2011.

Under the terms of the First Choice Agreement, the Bank acquired approximately $295 million of First Choice Community Bank assets, including approximately $248 million of loans, approximately $43 million of cash and investment securities and approximately $3 million of other real estate owned. The Bank also assumed approximately $293 million of deposits and approximately $5 million of other liabilities. In connection with the First Choice Acquisition, the FDIC paid the Bank $45.7 million.

Pursuant to the terms of the First Choice Agreement’s loss sharing agreements, the FDIC will reimburse the Bank for 80% of the losses on the disposition of loans and foreclosed other real estate. The assets were purchased from the FDIC at a discount of $42.9 million with no stated deposit premium. The Bank will reimburse the FDIC for 80% of recoveries with respect to losses for which the FDIC paid the Bank 80% reimbursement under the loss sharing agreements. The loss sharing agreement applicable to single family residential mortgage loans and related foreclosed real estate provides for FDIC loss sharing and the Bank’s reimbursement to the FDIC for related recoveries for ten years. The loss sharing agreement applicable to commercial loans and related foreclosed real estate provides for FDIC loss sharing for five years and the Bank’s reimbursement to the FDIC for related recoveries for eight years.

In addition, the Bank has agreed that on June 14, 2021 (the “True-Up Measurement Date”), it will pay to the FDIC 50% of any positive amount of (i) 20% of the Intrinsic Loss Estimate of $87.0 million less (ii) the sum of (A) 20% of the Net Loss Amount, plus (B) 25% of the Asset discount bid, expressed in dollars, of total Shared-Loss Loans on Schedules 4.15A and 4.15B as of the Bank Closing Date and (C) 3.5% of total Shared-Loss Loans on Schedules 4.15A and 4.15B as of the Bank Closing Date (all as defined in the First Choice Agreement’s loss share agreements).

The terms of the First Choice Agreement provide for the FDIC to indemnify the Bank against certain claims, including claims with respect to liabilities and assets of First Choice Community Bank or any of its affiliates not assumed or otherwise purchased by the Bank and with respect to claims based on any action by First Choice Community Bank’s directors, officers and other employees.

The forgoing summary of the First Choice Agreement is not complete and is qualified in its entirety by reference to the full text of the First Choice Agreement, the loss share agreements and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1(a) and incorporated by reference herein.

Effective April 29, 2011 the Bank purchased substantially all of the assets and assumed substantially all of the deposits and certain other liabilities of Park Avenue Bank from the FDIC, as receiver for Park Avenue Bank (the “Park Avenue Acquisition”), pursuant to the terms of the Park Avenue Agreement entered into by the Bank and the FDIC on April 29, 2011.

Under the terms of the Park Avenue Agreement, the Bank acquired approximately $720 million of Park Avenue Bank assets, including approximately $422 million of loans, approximately $199 million of cash and investment securities and approximately $91 million of other real estate owned. The Bank also assumed approximately $627 million of deposits and approximately $88 million of other liabilities. In connection with the Park Avenue Acquisition, the FDIC paid the Bank $176.0 million.

Pursuant to the terms of the Park Avenue Agreement’s loss sharing agreements, the FDIC will reimburse the Bank for 80% of the losses on the disposition of loans and foreclosed other real estate up to $218.2 million, 0% of loses between $218.2 million and $267.5 million, and 80% of losses in excess of $267.5 million. The assets were purchased from the FDIC at a discount of $174.9 million with no stated deposit premium. The Bank will reimburse the FDIC for 80% of recoveries with respect to losses for which the FDIC paid the Bank 80% reimbursement under the loss sharing agreements. The loss sharing agreement applicable to single family residential mortgage loans and related foreclosed real estate provides for FDIC loss sharing and the Bank’s reimbursement to the FDIC for related recoveries for ten years. The loss sharing agreement applicable to commercial loans and related foreclosed real estate provides for FDIC loss sharing for five years and the Bank’s reimbursement to the FDIC for related recoveries for eight years.

In addition, the Bank has agreed that on June 14, 2021 (the “True-Up Measurement Date”), it will pay to the FDIC 50% of any positive amount of (i) 20% of the Intrinsic Loss Estimate of $269.0 million less (ii) the sum of (A) 20% of the Net Loss Amount, plus (B) 25% of the Asset discount bid, expressed in dollars, of total Shared-Loss Loans on Schedules 4.15A and 4.15B as of the Bank Closing Date and (C) 3.5% of total Shared-Loss Loans on Schedules 4.15A and 4.15B as of the Bank Closing Date (all as defined in the Park Avenue Agreement’s loss share agreements).

The terms of the Park Avenue Agreement provide for the FDIC to indemnify the Bank against certain claims, including claims with respect to liabilities and assets of Park Avenue Bank or any of its affiliates not assumed or otherwise purchased by the Bank and with respect to claims based on any action by Park Avenue Bank’s directors, officers and other employees.

The forgoing summary of the Park Avenue Agreement is not complete and is qualified in its entirety by reference to the full text of the Park Avenue Agreement, the loss share agreements and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1(b) and incorporated by reference herein.

Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired

To the extent that financial statements are required by this Item, such financial statements will be filed in an amendment to this Current Report no later than July 15, 2011.

(d)	Exhibits

Exhibit No.	Description of Exhibit

2.1 (a)	Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, Receiver of First Choice Community Bank, Dallas, Georgia, the Federal Deposit Insurance Corporation and Bank of the Ozarks dated as of April 29, 2011.

2.1 (b)	Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, Receiver of The Park Avenue Bank, Valdosta, Georgia, the Federal Deposit Insurance Corporation and Bank of the Ozarks dated as of April 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC. (Registrant)

Date: May 4, 2011	/s/ Greg L. McKinney
Greg L. McKinney
Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number

2.1 (a)	Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, Receiver of First Choice Community Bank, Dallas, Georgia, the Federal Deposit Insurance Corporation and Bank of the Ozarks dated as of April 29, 2011.

2.1 (b)	Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, Receiver of The Park Avenue Bank of Valdosta, Georgia, the Federal Deposit Insurance Corporation and Bank of the Ozarks dated as of April 29, 2011.